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                         RESOLUTIONS OF THE DIRECTORS OF
                                  VERITEC, INC.

                                                               January 3rd, 2007

      INASMUCH as Section 78.315 of Nevada Revised Statutes provides that the directors of a business corporation may take any action, without the formality of a meeting, if consent in writing, setting forth the action so taken, is signed by all of the members of the board of directors,

      NOW, THEREFORE, the undersigned, being all of the directors of Veritec, Inc. (the "Company"), record that effective as of the date set forth above, they hereby adopt the following resolutions:

                               AMENDMENT OF BYLAWS

      WHEREAS, Article XI of the Company's Bylaws provides that such Bylaws may be amended by the board of directors of the Company;

      WHEREAS, the board of directors of the Company desires to amend Article I,
      Section 1 of the Company's Bylaws,

      NOW, THEREFORE, BE IT RESOLVED, that Article I, Section 1 of the Company's Bylaws be amended to read as follows:

      "SECTION 1. Annual Meeting. The annual meeting of the stockholders of Veritec, Inc. (hereinafter referred to as the "Corporation") shall be held at such time as determined by the board of directors of the Corporation. At the annual meeting the stockholders shall elect by a plurality vote a board of directors (hereinafter referred to as the "Board") and transact such other business as may properly be brought before the meeting."

      RESOLVED FURTHER, that this instrument may be executed in two or more counterparts each deemed to be an original for all purposes and shall together constitute one and the same instrument.


                             Signature page follows


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IN WITNESS WHEREOF, the undersigned have executed this instrument effective as of the day and year first above written.


                                             DIRECTORS:

                                             /s/ Larry Matthews
                                             -----------------------------
                                             Larry Matthews

                                             /s/ Dean Westberg
                                             -----------------------------
                                             Dean Westberg

                                             /s/ Van Thuy Tran
                                             -----------------------------
                                             Van Thuy Tran